Exhibit 4.1

UNF

unfi

DRIVEN BY NATURE

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

CUSIP 911163 10 3

SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE OF

UNITED NATURAL FOODS, INC. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certificate of Incorporation and the Bylaws of the Corporation as from time to time amended (copies of which are on file with the Transfer Agent) to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

United Natural Foods, Inc. CORPORATE SEAL 1994 DELAWARE

CHIEF FINANCIAL OFFICER

CHAIRMAN OF THE BOARD

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(Jersey City, NJ)
TRANSFER AGENT AND REGISTRAR,

BY

AUTHORIZED OFFICER

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

SALES: HOLLY GRONER 615-261-0610

ETHER 7 / LIVE JOBS / U / 31814 UNITED FC

PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706
PROOF OF: JANUARY 19, 2009
UNITED NATURAL FOODS, INC.
TSB 31814 FC

OPERATOR: BA

NEW

COLORS SELECTED FOR PRINTING: Logo prints in PMS 5535 Green and PMS 349 Green. Intaglio prints in SC-3 Dark Green.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF